Exhibit 10.57

AMENDMENT No. 3
This Amendment No. 3 (this “Amendment No. 3”) is entered into as of November 22, 2019 (the “Amendment No. 3 Date”), and is made and entered into by and between Exelixis, Inc., a Delaware corporation, located at 1851 Harbor Bay Parkway, Alameda, CA 94502 (“Exelixis”) and Bristol-Myers Squibb Company, a Delaware corporation, headquartered at 345 Park Avenue, New York, New York 10154 (“BMS”)
RECITALS
WHEREAS, Exelixis and BMS entered into that certain Clinical Trial Collaboration Agreement dated February 24, 2017, which was supplemented and amended by the Ono Territory Supplement Agreement having an effective date of July 6, 2018 and entered into by Exelixis, BMS and Ono Pharmaceutical Co. Ltd. (the “Ono Territory Supplemental Agreement”) and amended by Amendment No. 1 to the Clinical Trial Collaboration Agreement having an effective date of March 8, 2019 (“Amendment No. 1”) and by Amendment No. 2 to the Clinical Trial Collaboration Agreement having an effective date of August 15, 2019 (“Amendment No. 2”) (such agreement, as amended by the Ono Territory Supplemental Agreement, Amendment No. 1, and Amendment No. 2, the “Agreement”);
WHEREAS, beginning on February 1, 2019, Exelixis and BMS began joint discussions regarding potential filings with Regulatory Authorities relating to the Combined Therapy Clinical Trials; and
WHEREAS, Exelixis and BMS want to amend the Agreement to ensure that all such exchanges are covered by the Agreement.
    NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained herein, Exelixis and BMS agree as follows:
1.    The terms in this Amendment No. 3 with initial letters capitalized, whether used in the singular or the plural, shall have the meaning set forth herein, or if not defined herein, as set forth in the Agreement.

2.    The terms of this Amendment No. 3 are effective as of February 1, 2019, including without limitation the addition of the new paragraph below to the end of Section 9.1 of the Agreement, and apply to all discussions or other exchanges under the Agreement occurring on or after February 1, 2019, including those discussions or other exchanges relating to seeking approval of the use of the Exelixis Compound in combination with the BMS Compound(s) or vice versa for a Combined Therapy and to the preliminary meeting comments received by BMS from the FDA and provided to Exelixis after February 1, 2019.

3.    Section 9.1 of the Agreement is hereby amended by adding the following as a new paragraph at the end of Section 9.1:

“The Parties agree that Confidential Information includes information and materials a Party discloses to the other Party relating to seeking approval of the use of the Exelixis Compound in combination with the BMS Compound(s) or vice versa for a Combined Therapy, including the type of submission a Party intends to file with a Regulatory Authority, potential and actual questions submitted to a Regulatory Authority seeking guidance on administrative aspects, the technical format, and the proposed content of such submission, answers of a Regulatory Authority to such questions, and guidance provided by a Regulatory Authority with respect to such submission, such as preliminary meeting comments from the FDA. The Parties also agree that such Confidential Information may only be used for discussing the seeking of such approval and that the fact that the Parties are having discussions about the seeking of such approval is Confidential Information of each Party.”

4.    Except as expressly set forth herein, all provisions of the Agreement shall remain unchanged and in full force and effect.

5.    This Amendment No. 3 shall be governed and construed in accordance with the internal laws of the State of New York, USA, excluding any choice of law rules that may direct the application of the laws.

6.    This Amendment No. 3 may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. This Amendment No. 3 may be executed by facsimile or electronic (e.g., .pdf) signatures and such signatures shall be deemed to bind each party hereto as if they were original signatures.

[Signature page follows]

IN WITNESS WHEREOF, Exelixis and BMS, intending to be legally bound hereby, have caused this Amendment No. 3 to be executed by their duly authorized representatives as of the Amendment No. 3 Date.

Exelixis, Inc.	Bristol-Myers Squibb Company
By: /s/ Gisela M. Schwab, M.D.	By: /s/ Nancy P. Forrest
Name: Gisela M. Schwab, M.D.	Name: Nancy P. Forrest
Title: President, Product Development and Medical Affairs and CMO Date: 12/3/2019	Title: Vice President, Development and Commercial Alliances Date: 12/3/2019